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Exhibit 5.1

November 12, 2004

Atlantic Express Transportation Corp.
7 North Street
Staten Island, New York 10302-1205

  Re:
  Registration Statement on Form S-4
  (Registration No. 333-116749)

Ladies and Gentlemen:

        In connection with the registration by Atlantic Express Transportation Corp., a New York corporation (the "Company"), of (i) $105,000,000 in aggregate principal amount of the Company's 12% Series B Senior Secured Notes due 2008 (the "12% Exchange Notes"), (ii) $10,000,000 in aggregate principal amount of the Company's Series B Senior Secured Floating Rate Notes due 2008 (the "Floating Rate Exchange Notes" and, together with the 12% Exchange Notes, the "Exchange Notes") and (iii) the guarantees of the Exchange Notes (the "Guarantees") by each of the entities listed on Schedule A hereto (each a "Guarantor" and, collectively, the "Guarantors"), under the Securities Act of 1933, as amended (the "Act"), on a registration statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on June 23, 2004, as amended by Amendment No. 1 filed with the Commission on November 12, 2004 (as amended, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        The Exchange Notes will be issued pursuant to an indenture, dated April 22, 2004 (the "Indenture"), by and among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The Exchange Notes will be issued in exchange for the Company's outstanding 12% Series A Senior Secured Notes due 2008 and Series A Senior Secured Floating Rate Notes due 2008 (together, the "Outstanding Notes") on the terms set forth in the prospectus contained in the Registration Statement (the "Prospectus") and the letter of transmittal filed as an exhibit thereto. The Indenture, the Exchange Notes and the Guarantees are sometimes referred to herein collectively as the "Operative Documents." Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

        In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company and the Guarantors in connection with the authorization and issuance of the Exchange Notes and the Guarantees, respectively. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. We have examined, along with other documents, the following:

          (a)   the Indenture;

          (b)   form of Exchange Note attached as an exhibit to the Indenture;

          (c)   the Form of Guarantee attached as an exhibit to the Indenture; and

          (d)   the Certificate of Incorporation and Bylaws, as amended to date, of the Company, the Certificate of Incorporation and Bylaws, as amended to date, of each of the Guarantors listed on Schedule B hereto (the "New York Guarantors"), the Certificate of Incorporation and Bylaws, as amended to date, of the Guarantor listed on Schedule C hereto (the "Delaware Guarantor" and, together with the New York Guarantors, the "New York and Delaware Guarantors"), and certain resolutions of the Boards of Directors of the Company, the New York Guarantors and the Delaware Guarantor.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and, with respect to our opinions set forth in paragraph 2 of this letter, the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. In addition, our opinions and confirmations herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to registered exchange offers for senior secured notes sold in a private placement and their associated guarantees, provided that no opinion or confirmation is expressed herein with respect to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, margin regulations, pension or employee benefit laws, compliance with fiduciary duty requirements, usury laws, or other laws excluded by customary practice. We express no opinion as to any state or federal laws or regulations applicable to the subject transaction because of the nature or extent of the business of any parties to the Operative Documents.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

          1.     The Exchange Notes have been duly authorized by all necessary corporate action of the Company and, when executed, authenticated and delivered by or on behalf of the Company against the due tender and delivery to the Trustee of the applicable series of Outstanding Notes in an aggregate principal amount equal to the aggregate principal amount of the applicable series of Exchange Notes, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          2.     The Guarantees of each of the New York and Delaware Guarantors has been duly authorized by all necessary corporate action of each respective New York and Delaware Guarantor, and upon due execution, authentication and delivery of the Exchange Notes against the due tender and delivery to the Trustee of the applicable series of Outstanding Notes in an aggregate principal amount equal to the aggregate principal amount of the applicable series of Exchange Notes, each of the Guarantees will be the legally valid and binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms.

        The opinions rendered in paragraphs 1 and 2 above relating to the enforceability of the Exchange Notes and the Guarantees are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought and (iii) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 11.14 of the Indenture.

        We have not been requested to express, and with your knowledge and consent, do not render, any opinion as to the applicability to the obligations of the Company under the Indenture and the Exchange Notes or the Guarantors under the Indenture or the Guarantees of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

        To the extent that the obligations of the Company and the New York and Delaware Guarantors under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that

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each of the parties to the Indenture, other than the Company and the New York and Delaware Guarantors, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by each of the parties to the Indenture other than the Company and the New York and Delaware Guarantors and the Indenture constitutes the legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that each of the parties to the Indenture other than the Company and the New York and Delaware Guarantors has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Validity of the Securities."

Very truly yours,
/s/ Latham & Watkins LLP

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SCHEDULE A

Guarantors

180 Jamaica Corp.
201 West Sotello Realty, Inc.
Airport Services, Inc.
Amboy Bus Co., Inc.
Atlantic Express Coachways, Inc.
Atlantic Express New England, Inc.
Atlantic Express of California, Inc.
Atlantic Express of Illinois, Inc.
Atlantic Express of L.A. Inc.
Atlantic Express of Missouri Inc.
Atlantic Express of New Jersey, Inc.
Atlantic Express of Pennsylvania, Inc.
Atlantic Express of South Carolina, Inc.
Atlantic Paratrans of Arizona, Inc.
Atlantic Paratrans of NYC, Inc.
Atlantic Paratrans of Pennsylvania, Inc.
Atlantic Paratrans, Inc.
Atlantic Queens Bus Corp.
Atlantic Transit, Corp.
Atlantic-Chittenango Real Property Corp.
Atlantic-Conn. Transit, Inc.
Atlantic-Hudson, Inc.
Block 7932, Inc.
Brookfield Transit Inc.
Central New York Reorganization Corp.
Courtesy Bus Co., Inc.
Fiore Bus Service, Inc.
Groom Transportation, Inc.
G.V.D. Leasing Co., Inc.
James McCarty Limo Service, Inc.
Jersey Bus Sales, Inc.
Jersey Business Land Co., Inc.
K. Corr, Inc.
McIntire Transportation, Inc.
Merit Transportation Corp.
Metro Affiliates, Inc.
Metropolitan Escort Service, Inc.
Midway Leasing Inc.
Mountain Transit, Inc.
R. Fiore Bus Service, Inc.
Raybern Bus Service, Inc.
Raybern Capital Corp.
Raybern Equity Corp.
Robert L. McCarthy & Son, Inc.
Staten Island Bus, Inc.
Temporary Transit Service, Inc.
T-NT Bus Service, Inc.
Transcomm, Inc.
Winsale, Inc.
Wrightholm Bus Line, Inc.

SCHEDULE B

New York Guarantors

180 Jamaica Corp.
Amboy Bus Co., Inc.
Atlantic Paratrans, Inc.
Atlantic Paratrans of NYC, Inc.
Atlantic Queens Bus Corp.
Atlantic Transit, Corp.
Atlantic-Chittenango Real Property Corp.
Atlantic-Hudson, Inc.
Block 7932, Inc.
Brookfield Transit Inc.
Central New York Reorganization Corp.
Courtesy Bus Co., Inc.
GVD Leasing Co., Inc.
K. Corr, Inc.
Merit Transportation Corp.
Metro Affiliates, Inc.
Metropolitan Escort Service, Inc.
Midway Leasing Inc.
Raybern Bus Service, Inc.
Raybern Capital Corp.
Raybern Equity Corp.
Staten Island Bus, Inc.
Temporary Transit Service, Inc.
T-NT Bus Service, Inc.

SCHEDULE C

Delaware Guarantor

Atlantic Express of Pennsylvania, Inc.

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SCHEDULE A Guarantors
SCHEDULE B New York Guarantors
SCHEDULE C Delaware Guarantor